FLEET CAPITAL LEASING


                       MASTER EQUIPMENT LEASE AGREEMENT No. 33092

LESSOR: FLEET CAPITAL CORPORATION          LESSEE: PLM RENTAL, INC.
a Rhode Island corporation                 a Delaware corporation

Address: 50 Kennedy Plaza                  Address:  One Market Plaza,
Providence, Rhode Island 02903-2305        Steuart Tower, Suite 800
                                           San Francisco, California 94105

     1. LEASE OF EQUIPMENT

      Subject to the terms and conditions set forth herein (the "Master Lease") and in any Lease Schedule incorporating the terms of this Master Lease (each, a "Lease Schedule"), Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property described in each such Lease Schedule, together with all replacements, parts, additions, accessories and substitutions therefor (collectively, the "Equipment"). As used in this Lease, the term "Item of Equipment" shall mean each functionally integrated and separately marketable group or unit of Equipment subject to this Lease. Each Lease Schedule shall constitute a separate, distinct and independent lease of Equipment and contractual obligation of Lessee. References to "the Lease," "this Lease" or "any Lease" shall mean and refer to any Lease Schedule which incorporates the terms of this Master Lease, together with all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with such Lease Schedule or this Master Lease, all as the same may be amended or modified from time to time. The Equipment is to be delivered at the location specified or referred to in the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason. As used in this Lease, "Acquisition Cost" shall mean (a) with respect to all Equipment subject to a Lease Schedule, the amount set forth as the Acquisition Cost in the Lease Schedule and the Acceptance Certificate applicable to such Equipment; and (b) with respect to any item of Equipment, the total amount of all vendor or seller invoices (including Lessee invoices, if any) for such item of Equipment, together with all acquisition fees and costs of delivery, installation, testing and related services, accessories, supplies or attachments procured or financed by Lessor from vendors or suppliers thereof (including items provided by Lessee) relating or allocable to such item of Equipment ("Related Expenses"). As used in this Lease with respect to any Equipment, the terms "Acceptance Date," "Rental Payment(s)," "Rental Payment Date(s)," "Rental Payment Numbers," "Rental Payment Commencement Date," "Lease Term" and "Lease Term Commencement Date" shall have the meanings and values assigned to them in the Lease Schedule and the Acceptance Certificate applicable to such Equipment.

     2. TERM AND RENT

      The Lease Term for any Equipment shall be as specified in the applicable Lease Schedule. Rental Payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim rent to Lessor on a pro-rata, per-diem basis from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate, payable on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid within 10 days of the date when due, Lessee shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. In addition, Lessee shall pay overdue interest on any delinquent payment or other amounts due under the Lease (by reason of acceleration or otherwise) from 30 days after the due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by applicable law, whichever is lower. All payments to be made to Lessor shall be made to Lessor in immediately available funds at the address shown above, or at such other place as Lessor shall specify in writing. THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF EQUIPMENT FOR THE ENTIRE LEASE TERM PROVIDED IN EACH LEASE SCHEDULE HERETO.

     3.  POSSESSION; PERSONAL PROPERTY

     No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term (provided no Event of Default has occurred) free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or this Lease

     4. DISCLAIMER OF WARRANTIES

      LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. For so long as no Event of Default for event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by law.

     If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS Lessee represents and and warrants to and covenants with Lessor that:

    (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of the state listed in the caption of this Master Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and, unless subleased in the ordinary course of Lessee's business, will remain in the Lessee's locations shown on the applicable Lease Schedule unless Lessor otherwise agrees in writing and Lessee has completed all notifications, filings, recordings and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee's financial condition or operations, and all credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects; and (g) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

     6. INDEMNITY

     Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacture, purchase, shipment and delivery of the Equipment to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operation, use, return or other disposition of the Equipment, including, without limitation, any liabilities that may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment; and (c) any obligation or liability to the manufacturer or any supplier of the Equipment arising under any purchase orders issued by or assigned to Lessor.

     7. TAXES AND OTHER CHARGES

     Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

     If any Lease Schedule is denominated as a "True Lease Schedule," then, with respect to the Equipment set forth on such True Lease Schedule, Lessee hereby covenants and agrees that Lessor shall be entitled to the following tax benefits (the "Tax Benefits"), Lessor will be entitled to cost recovery deductions under
Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), using a 200% declining balance method of depreciation switching to the straight line method for the first taxable year for which such method will yield larger depreciation deductions, and assuming a half-year convention and zero salvage value, for the applicable recovery period for such Equipment as set forth in the True Lease Schedule with respect to such Equipment. Lessee further acknowledges and agrees that Lessor has entered into such True Lease Schedule on the assumption that Lessor will be taxed throughout the Lease Term of the True Lease Schedule at Lessor's federal corporate income tax rate existing on the date of such Lease Schedule (the "Assumed Tax Rate"). With respect to Equipment set forth on any such True Lease Schedule, Lessee agrees that: Lessee will not claim that Lessee is the owner of the Equipment subject thereto or that Lessee is otherwise entitled to all or any of the Tax Benefits; Lessee will not take any action inconsistent with Lessor's anticipated Tax Benefits; and the Equipment will not constitute "public utility property" or "tax-exempt use property" within the meaning of sections 168(i)(1 0) or 168(h) of the Code. If , as the result of any act, omission and/or misrepresentation of Lessee, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to the Equipment, or there shall be included in Lessor's gross income for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any of the Equipment made or paid for by Lessee, or if there shall be a change in the Assumed Tax Rate (any loss, disallowance, recapture, delay, inclusion or change being herein called a "Tax Loss"), then thirty (30) days after written notice to Lessee by Lessor that a Tax Loss has occurred, Lessee shall pay Lessor a lump sum amount which, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with an amount necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flows at least at the same level that would have been available if such Tax Loss had not occurred, plus any interest, penalties or additions to tax which may be imposed in connection with such Tax Loss. In lieu of paying such Tax Loss in a lump sum, Lessor may require, or upon Lessee's request, may agree, in Lessor's sole discretion, that such Tax Loss shall be paid in equal periodic payments over the applicable remaining Lease Term with respect to such Equipment with each Rental Payment due and payable with respect to such Equipment. A Tax Loss shall conclusively be deemed to have occurred if either
(a) a deficiency shall have been proposed by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) tax counsel for Lessor has rendered an opinion to Lessor that such Tax Loss has so occurred. The foregoing indemnities and covenants set forth in Sections 6 and 7 of this Master Lease shall continue in full force and effect and shall survive the expiration or earlier termination of the Lease.

     8. DEFAULT

    Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an "Event of Default"):

     (a) Lessee shall fail to make any payment, of rent or otherwise, under any Lease within 10 days of the date when due; or (b) Lessee shall fail to obtain or maintain any of the insurance required under any Lease; or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under any Lease, and such failure continued for 10 days after notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any affiliated person, firm or entity controlling, controlled by or under common control with Lessor, under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor or such other affiliated person, firm or entity affiliated with Lessor; or (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 1 1 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors, or (g) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or (i) if Lessee is a privately held corporation, and more than 50% of Lessee's voting capital stock, or effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date of this Lease without the consent of Lessor, which consent shall not be unreasonably withheld; or (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock without the consent of Lessor, which consent shall not be unreasonably withheld, such that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1 934, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933; or (k) Lessor shall determine, in its sole discretion and in good faith, that there has been a material adverse change in the financial condition of the Lessee since the date of this Lease, or that Lessee's ability to make any payment hereunder promptly when due or otherwise comply with the terms of this Lease or any other agreement between Lessor and Lessee is impaired; or (1) any event or condition set forth in subsections (b) through .(k) of this Section 8 shall occur with respect to any guarantor or other -person responsible, in whole or in part, for payment or performance of this Lease; or (m) any event or condition set forth in subsections (d) through (j) shall occur with respect to any affiliated person, firm or entity controlling, controlled by or under common control with Lessee. Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition which, upon the giving of notice of lapse of time, or both, may become an Event of Default.

     9. REMEDIES; MANDATORY PREPAYMENT.

     Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to promptly return, at Lessee's expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18 of this Master Lease, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses immediately upon Lessor's presentation of invoices for any such costs and expenses; (d) by written notice to Lessee, terminate the Lease with respect to any or all Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor's bargain and not as a penalty, an amount equal to the Stipulated Loss Value, calculated as of the next following Rental Payment Date; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time to reduce any amounts due to Lessor, and (f) exercise any other right or remedy which may be available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs. Notice of Lessor's intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any endorser, guarantor, surety or other party liable '.n any capacity for any of the Lessee's obligations under or in respect of the Lease. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

     The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of this Lease. At any sale of the Equipment pursuant to this Section 9, Lessor may bid for the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least seven (7) days prior to such sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment; (2) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (3) to reimburse Lessee for any sums previously paid by Lessee as damages hereunder; and (4) the balance, if any, shall be retained by Lessor. A termination shall occur only upon written notice by Lessor and only with respect to such Equipment as Lessor shall specify in such notice. Termination under this Section 9 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorney's fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

     The term "Stipulated Loss Value" with respect to any item of Equipment shall mean the Stipulated Loss Value as set forth in any Schedule of Stipulated Loss Values attached to and made a part of the applicable Lease Schedule. If there is no such Schedule of Stipulated Loss Values, then the Stipulated Loss Value with respect to any item of Equipment on any Rental Payment Date during the Lease Term shall be an amount equal to the sum of: (a) all Rental Payments and other amounts then due and owing to Lessor under the Lease, together with all accrued interest and late charges thereon calculated through and including the date of payment; plus (b) the net present value of: (i) all Rental Payments then remaining unpaid for the Lease Term, plus (ii) the amount of any purchase obligation with respect to such item of Equipment or, if there is no such obligation, then the fair market value of such item of Equipment at the end of the Lease Term, as estimated by Lessor in its sole discretion (accounting for the amount of any unpaid Related Expenses for such item of Equipment and, with respect to any such item of Equipment that has been attached to or installed on or in any other property leased or owned by Lessee, such value shall be determined on an installed basis, in place and in use), all discounted to net present value at a discount rate equal to the 1-year Treasury Constant Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release H.15(519) for the week ending immediately prior to the original Acceptance Date for such Equipment.

     Lessee is or may become indebted under or in respect of one or more leases, loans, notes, credit agreements, reimbursement agreements, security agreements, title retention or conditional sales agreements, or other documents, instruments or agreements, whether now existing or hereafter arising, evidencing Lessee's obligations for the payment of borrowed money or other financial accommodations ("Obligations") owing to FCC, or to one or more affiliated persons, firms or entities controlling, controlled by or under common control with Lessor ("Affiliates"). If Lessee pays or prepays all or substantially all of its Obligations owing to any Affiliate, whether or not such payment or prepayment is voluntarily or involuntarily made by Lessee before or after any default or acceleration of such Obligations, then Lessee shall pay, at Lessor's option and immediately upon notice from Lessor, all or any part of Lessee's Obligations owing to Lessor, including but not limited to Lessee's payment of Stipulated Loss Value for all or any Lease Schedules as set forth in such notice from Lessor.

     10. ADDITIONAL SECURITY

     For so long as any obligations of Lessee shall remain outstanding under any Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's rights in and to Equipment subject to such Lease from time to time, to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability of Lessee, or any affiliated person, firm, or entity controlling, controlled by, or under common control with Lessee, owing to Lessor, whether now existing or hereafter arising, including but not limited to all of such obligations under or in respect of any Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment under a Lease which is deemed to create a security interest under Section 1-201(37) of the Uniform Commercial Code shall be determined by reference to the Acquisition Cost of such item financed by Lessor. In order more fully to secure its rental payments and all other obligations to Lessor hereunder, Lessee hereby grants to Lessor a security interest in any deposit of Lessee to Lessor under Section 3(d) of any Lease Schedule hereto. Such security deposit shall not bear interest, may be commingled with other funds of Lessor and shall be immediately restored by Lessee if applied under Section 9. Upon expiration of the term of this Lease and satisfaction of all of Lessee's obligations, the security deposit shall be returned to Lessee. The term "Lessor" as used in this Section 10 shall include any affiliated person, firm or entity controlling, controlled by or under common control with Lessor.

     11. NOTICES

     Any notices or demands required or permitted to be given under this Lease shall be given in writing and by regular mail and shall become effective when deposited in the United States mail with postage prepaid to Lessor to the attention of Customer Accounts, and to Lessee at the address set forth above, or to such other address as the party to receive notice hereafter designates by such written notice.

     12. USE; MAINTENANCE; INSPECTION; LOSS AND DAMAGE

     During the Lease Term for each item of Equipment, Lessee shall, unless Lessor shall otherwise consent in writing: (a) permit each item of Equipment to be used only within the continental United States , and occasionally within Canada (i.e., not more than 10% of all units of Equipment located in Canada at any one time; not more than 10% mileage within Canada for each unit of Equipment on an annual basis) by qualified personnel solely for business purposes and the purpose for which it was designed, provided, however, that in no event shall any Equipment be maintained or garaged in Canada, and Lessee shall, at its sole expense, service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee under the Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof; (b) maintain conspicuously on any Equipment such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is owner of such Equipment; (c) furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may request; (d) permit any person designated by Lessor to visit and inspect any Equipment and any records maintained in connection therewith, provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder; (e) if any Equipment does not comply with the requirements of this Lease Lessee shall, within 30 days of written notice from Lessor, bring such Equipment into compliance; (f) not use any Equipment, nor allow the same to be used, for any unlawful purpose, nor in connection with any property or material that would subject the Lessor to any liability under any state or federal statute or regulation pertaining to the production, transport, storage, disposal or discharge of hazardous or toxic waste or materials; and (g) make no additions, alterations, modifications or improvements (collectively, "Improvements") to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "NonSeverable Improvement"), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor's property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition which existed prior to its installation and as required by this Lease.

     Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (i) on which the Equipment is ordered or (ii) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof upon the expiration of the Lease Term. If during the Lease Term all or any portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment, as of the next following Rental Payment Date.

     13. INSURANCE

     Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve, during the entire Lease Term and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee's expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Worker's Compensation and Employer's Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if available) its full replacement value. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's rights of subrogation against Lessor for any and all loss or damage.

     In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverage as Lessor may require from time to time during the Lease Term. All policies shall be endorsed or contain a clause requiring the insurer to furnish Lessor with at least 30 days' prior written notice of any cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee as additional rentals. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, the Equipment, or any part thereof.

     14. LIMITATION OF LIABILITY

     Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

     15. FURTHER ASSURANCES

     Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease. Lessee shall provide to Lessor, within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles and, in the case of annual financial statements, audited by independent certified public accountants, and in the case of quarterly financial statements certified by Lessee's chief financial officer. Lessee shall execute and deliver to Lessor upon Lessor's request any and all schedules, forms and other reports and information as Lessor may deem necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities. Lessee shall execute and deliver to Lessor upon Lessor's request such further and additional documents, instruments and assurances as Lessor deems necessary (a) to acknowledge and confirm, for the benefit of Lessor or any assignee or transferee of any of Lessor's rights, title and interests hereunder (an "Assignee"), all of the terms and conditions of all or any part of this Lease and Lessor's or Assignee's rights with respect thereto, and Lessee's compliance with all of the terms and provisions hereof and
(b) to preserve, protect and perfect Lessor's or Assignee's right, title or interest hereunder and in any Equipment, including, without limitation, such UCC financing statements or amendments, corporate resolutions, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Lessee's obligations and its representations and warranties with respect thereto as of the dates requested by Lessor from time to time. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings

     16. ASSIGNMENT; SUBLEASING

     This Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder for the use and possession of the Equipment for so long as no Event of Default has occurred and is continuing hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and LESSEE AGREES IT SHALL NOT ASSERT ANY DEFENSE, RIGHTS OF SET-OFF OR COUNTERCLAIM AGAINST ANY ASSIGNEE TO WHICH LESSOR SHALL HAVE ASSIGNED ITS RIGHTS AND INTERESTS HEREUNDER, NOR HOLD OR ATTEMPT TO HOLD SUCH ASSIGNEE LIABLE FOR ANY OF LESSOR'S OBLIGATIONS HEREUNDER. No such assignment shall materially increase Lessee's obligations hereunder. LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE (EXCEPT AS PROVIDED BELOW) WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

     Any provision of this Lease to the contrary notwithstanding, Lessee may rent or lease each item of Equipment in the regular course of its business to one or more of Lessee's commercial customers (each, an "End User") in the ordinary course of Lessee's business, all pursuant to one or more leases or rental agreements pertaining to the Equipment (individually and collectively referred to hereinafter as a "Lease Agreement"), the terms and conditions of which shall in all respects be subject to the prior approval of Lessor and Lessor's Assignee, and pursuant to which all of the rights of Lessee, and any End Users in and to the Equipment and the Lease Agreements shall be subject and subordinate to all of the rights, title and interests of Lessor and Lessor's Assignee therein. Attached hereto as Exhibits A and B are forms of Lease
Agreements for use between Lessee and End Users, each of which have been approved by Lessor. Lessee shall, promptly upon Lessor's periodic request (not more frequently than four times per year), submit to Lessor a report listing the description, serial number, title state, title number, model year, age, original cost, capital repairs, daily, weekly and monthly lease rate, lease term, and End User name and location for each Item of Equipment then subject to this Lease and a Lease Agreement. Such report shall be certified by a duly authorized officer of Lessee.

     To further secure payment of all indebtedness, obligations and liabilities of Lessee owing to Lessor, of every kind and description, and all interest, taxes, fees, charges, expenses and attorneys fees chargeable to Lessee or incurred by Lessor in connection with this Lease (the "Obligations"), Lessee agrees:

     i. to assign and grant, and does hereby assign and grant, to Lessor and Lessor's Assignee a security interest in any and all Lease Agreements, accounts, chattel paper, instruments and general intangibles relating to the use, operation, lease or rental of the Equipment, whether now existing or hereafter arising, together with all rights arising thereunder, including all payments due and to become due thereunder, and proceeds of all of the foregoing, all of which shall constitute additional collateral subject to the terms and provisions of this Lease (the Equipment and Lease Agreements are collectively referred to hereinafter as the "Collateral");

     ii. upon the occurrence of an Event of Default under this Lease and the request of Lessor or Lessor's Assignee, to mark all Lease Agreements with such legends as may be specified by Lessor or Lessor's Assignee to the effect that they are subject and subordinate to this Lease, and to deliver originals of each Lease Agreement to Lessor's Assignee so that or Lessor's Assignee shall be assured of perfection of its security interest therein by possession of all chattel paper forming a part of the Lease Agreement; and

     iii. to do, make, execute and deliver all such additional and further acts, assurances and instruments as Lessor's Assignee may require in order to vest in and assure to Lessor's Assignee its rights in the Collateral, including without limitation, execution and delivery of such financing statements as Lessor's Assignee may request to perfect and continue the security interests granted or otherwise contemplated herein.

     Upon the occurrence of an Event of Default under this Lease, Lessor or Lessor's Assignee shall have the right to notify and direct any End User to make all payments due under any Lease Agreement directly to Lessor, and Lessor shall have full authority to take possession and control of the cash and non-cash proceeds thereof, with full power to settle or compromise disputed claims thereon, and to apply the same to Lessee's Obligations hereunder in such manner and order as Lessor shall determine in its sole discretion. Lessee hereby agrees to provide Lessor with an adequate supply of executed, but undated and unaddressed forms of Notice of Assignment, in substantially the form of Exhibit C attached hereto, which Lessee hereby irrevocably authorizes Lessor to complete and send to each End User upon the occurrence of an Event of Default under this Lease. Each Lease Agreement shall provide that it shall terminate, at the option of Lessor, upon the expiration or earlier termination of this Lease (by reason of acceleration after the occurrence of an Event of Default or otherwise) with respect to the Equipment subject to such Lease Agreement.

     Lessee further warrants and represents that: (i) any Lease Agreement is and shall be a true lease and not a lease intended as security, as defined in the Uniform Commercial Code in effect in the State of Rhode Island (the "UCC"); (ii) each Lease Agreement is and shall be genuine and executed by the parties identified therein, which parties shall be duly authorized to execute such Lease Agreements; (iii) each Lease Agreement is and shall be the exclusive Lease Agreement executed in connection with the rental of the Equipment to the End User and for the time period identified therein; (iv) all information in each Lease Agreement or supplied by Lessee to Lessor in connection with each Lease Agreement is and shall be true and correct; (v) each Lease Agreement and the Equipment is and shall be free and clear of all liens and encumbrances of any kind other than those provided herein; (vi) the obligations of End User to make payment under a Lease Agreement shall be free and clear of any and all defenses, offsets or counterclaims which may be asserted by End User or any other party against Lessee; (vii) Lessee has not and will not, without the prior written consent of Lessor, accept in excess of one month advance rent under any Lease Agreement; (viii) Lessee will not allow the Equipment to be removed from the location(s) permitted in this Lease, and will not modify amend or extend the time for payment or waive performance in any material respect under any Lease Agreement without the express prior written consent of Lessor; and (ix) Lessee shall maintain business records concerning the Equipment and the Lease Agreements satisfactory in all respects to Lessor, and to allow Lessor to inspect and copy all such business records during regular business hours. Lessee further agrees to allow and ensure Lessor access to the Equipment in order to inspect and photograph the Equipment at each location where Lessee or any End User conducts its business or where the Equipment may then be located.

     Upon Lessee's failure to pay or perform any of its Obligations owing to Lessor, or the occurrence of an Event of Default thereunder, Lessor: (a) may exercise all of the rights and remedies set forth in this Lease or any Lease Agreement; (b) shall have the right to notify any End User under any Lease Agreement to make payments directly Lessor; (c) Lessor is hereby constituted and appointed as Lessee's true and lawful attorney-in-fact of with full power: (i) to endorse the name of Lessee upon any instruments of payment (including payments made under any policy of insurance) that may come into possession of Lessor in full or partial payment of any amount owing under or in respect of this Lease or any Lease Agreement; and (ii) to sell, assign, sue for, collect or compromise payment of all or any part of the Collateral in the name of Lessee or in its own name, or to make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit or any combination thereof, (it being understood and agreed that Lessor nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact, and that-this power of attorney is coupled with an interest and shall be irrevocable so long as any obligations shall remain outstanding). Lessor shall have, in addition to any other rights and remedies contained in this Lease, any Lease Agreement, and any other agreements, guarantees, notes, instruments and documents now or hereafter executed by Lessee and delivered to Lessor, all of the rights and remedies of a secured party under the Uniform Commercial Code and any applicable laws, all of which shall be deemed cumulative and not alternative and are not exclusive of any other remedies provided by law.


     17. LESSEE'S OBLIGATION UNCONDITIONAL

     This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee, and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) any claim by Lessee to any right of set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each Rent Payment or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

     18. RETURN OF EQUIPMENT

     Upon the expiration or earlier termination of the Lease Term with respect to any Equipment, and provided that Lessee has not validly exercised any purchase option with respect thereto, Lessee shall: (a) return the Equipment to a location and in the manner designated by the Lessor within the continental United States, including, as reasonably required by Lessor, securing arrangements for the disassembly and packing for shipment by an authorized representative of the manufacturer of the Equipment, shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by the Lease and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Lease Term), and immediately qualified for the manufacturer's (or other authorized servicing representative's) then-available service contract or warranty; (b) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances; (c) upon Lessor's request, provide suitable storage, acceptable to Lessor, for the Equipment for a period not to exceed 180 days from the date of return; (d) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct any private or public sale or auction of the Equipment on Lessee's premises. All costs incurred in connection with any of the foregoing shall be the sole responsibility of the Lessee. During any period of time from the expiration or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or until Lessor has been paid the applicable purchase option price if any applicable purchase option is exercised, Lessee agrees to pay to Lessor additional per them rent ("Holdover Rent"), payable promptly on demand in an amount equal to 125% of the highest monthly Rental Payment payable during the Lease Term divided by 30, provided, however, that nothing contained herein and no payment of Holdover Rent hereunder shall relieve Lessee of its obligation to return the Equipment upon the expiration or earlier termination of the Lease.

     19. RELATED LEASE SCHEDULES

     In the event that any Equipment subject to a Lease shall become attached to, affixed to, or used in connection with Equipment subject to any other Lease hereunder (each a "Related Lease Schedule"), Lessee agrees that: (a) if Lessee elects to exercise any purchase option, early termination option, renewal option, purchase obligation or early purchase option under any Lease; or (b) if Lessee elects to return the Equipment under any Lease in accordance therewith, then, in either case, Lessor shall have the right, in its discretion, to require the same disposition for all Equipment subject to a Related Lease Schedule.

     20. MISCELLANEOUS; ENFORCEABILITY AND GOVERNING LAW

     The term "Lessee" as used in the Lease shall mean and include any and all Lessees who sign below, each of whom shall be jointly and severally liable under the Lease. This Master Lease will not be binding on Lessor until accepted and executed by Lessor, notice of which is hereby waived by Lessee. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

     Any provisions of this Lease which are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives; (a) any provisions of law which render any provision hereof unenforceable in any respect; (b) all rights and remedies under Rhode Island General Laws Sections 6A-2.1-508 through 522 or corresponding provisions of the Uniform Commercial Code article or division pertaining to personal property leasing in any jurisdiction in which enforcement of this Lease is sought.

     THIS LEASE AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES. OF ANY SUIT, -ACTION OR OTHER -PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE. Any action by Lessee against Lessor for any cause of action relating to this Lease shall be brought within one year after any such cause of action first arises.

     THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE LEASE OF THE EQUIPMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL AGREEMENTS EXIST. THIS LEASE MAY NOT BE AMENDED, NOR MAY ANY RIGHTS UNDER THE LEASE BE WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY CHARGED WITH SUCH AMENDMENT OR WAIVER.

     Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.



DATED AS OF: SEPTEMBER 23, 1999

FLEET CAPITAL CORPORATION                PLM RENTAL, INC.

By:    /s/Robert H. Cormier              By:     /s/ Richard K Brock

Title: Vice President                    Title:  Acting CFO, V.P. and
                                                 Corporate Controller




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